EXHIBIT 5.1

Qashu & Schoenthaler LLP
4695 MacArthur Court, 11th Floor
Newport Beach, California 92660

February 22, 2009

Reeds, Inc.
13000 South Spring Street
Los Angeles, California 90061

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale and issuance by Reed’s Inc., a Delaware corporation (the “Company”), of up to an aggregate of 277,359 units (the “Units”), comprised of an aggregate of 277,359 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to an aggregate of an additional 83,208 shares of the Company’s Common Stock (the “Warrants”), pursuant to a registration statement on Form S-3 (Registration No. 333-159298) filed with the Securities Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 15, 2009, and subsequently amended on each of June 23, 2009 and August 11, 2009 (together, the “Original Registration Statement”), the related prospectuses included therein (the “Prospectuses”), the first prospectus supplement filed on October 6, 2009 (the “First Prospectus Supplement”), a registration statement on Form S-3 (Registration No. 333-164965) filed with the Commission in accordance with to Rule 462(b) of the Securities Act on February 17, 2010 (the “462(b) Registration Statement” and, together with the Original Registration Statement, the “Registration Statements”) and the second prospectus supplement to be filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Second Prospectus Supplement” and, together with the First Prospectus Supplement, the “Prospectus Supplements”).

In connection with this opinion, we have examined and relied upon: (i) the Registration Statements (ii) the Prospectuses; (iii) the Prospectus Supplements; (iv) the Securities Purchase Agreement, dated February 18, 2010, by and among the Company and each purchaser identified on the signature pages thereto (the “Securities Purchase Agreement”); (v) the form of warrant to be filed as an exhibit to a Current Report of the Company on Form 8-K (the “Common Stock Purchase Warrant”); (vi) the Certificate of Incorporation of the Company, as amended through the date hereof (the “Amended Certificate of Incorporation”); (vii) the bylaws of the Company, dated September 7, 2001; and (viii) such other documents, certificates, corporate records, opinions and other instruments we have deemed necessary or appropriate for the purpose of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents or certified documents of all copies submitted to us as conformed or reproduction copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of the parties to all documents.  We have also assumed that upon issuance of any shares of Common Stock upon exercise of the Warrants, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended Certificate of Incorporation.

As to the facts upon which this opinion is based and which we did not independently establish or verify, we have relied, to the extent we deem such reliance proper, and without independent investigation, upon certificates of public officials and certificates, statements and representations of the officers, directors, employees and other representatives of the Company.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.           the shares of Common Stock underlying the Units, when duly issued and delivered against payment therefor, in accordance with the provisions of the Securities Purchase Agreement and in the manner contemplated by Registration Statements, the Prospectuses and the Prospectus Supplements, will be validly issued, fully paid and nonassessable;

Reed’s Inc.
February 19, 2010

2.           the Warrants underlying the Units, when duly issued and delivered against payment therefor, in accordance with the provisions of the Securities Purchase Agreement and in the manner contemplated by Registration Statements, the Prospectuses and the Prospectus Supplements, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

3.            the shares of Common Stock underlying the Warrants, when duly issued and delivered against payment therefor, in accordance with the provisions of the Common Stock Purchase Warrant and in the manner contemplated by the Registration Statements, the Prospectuses and the Prospectus Supplements, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware, as amended.  We express no opinion as to any other laws, statutes, regulations or ordinances. As used herein, the term “General Corporation Law of the State of Delaware, as amended” includes the statutory provisions and regulations and also all applicable provisions of the Delaware Constitution and reported judicial and regulatory decisions interpreting these laws.

The opinions expressed herein are based upon the facts in existence and laws in effect on the date hereof, and we assume no obligation to advise you of any changes in the foregoing which may hereafter occur.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Second Prospectus Supplement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without our prior written consent.

Very truly yours, /s/ Qashu & Schoenthaler LLP QASHU & SCHOENTHALER LLP